Exhibit (l)

May 25, 2018

NexPoint Strategic Opportunities Fund

200 Crescent Court, Suite 700

Dallas, TX 75201

Re:	NexPoint Strategic Opportunities Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for NexPoint Strategic Opportunities Fund (f/k/a NexPoint Credit Strategies Fund), a Delaware statutory trust (the “Trust”), solely in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	the Certificate of Trust of the Trust, filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 10, 2006, the Certificate of Amendment to the Certificate of Trust of the Trust, filed with the Secretary of State on January 9, 2012, the Certificate of Amendment to the Certificate of Trust of the Trust, filed with the Secretary of State on June 15, 2012, the Certificate of Amendment to the Certificate of Trust of the Trust, filed with the Secretary of State on March 14, 2018 and effective March 16, 2018, and the Certificate of Correction of the Certificate of Amendment, filed with the Secretary of State on March 21, 2018 (collectively, the “Certificate of Trust”);

(b)	a Certificate of Good Standing with respect to the Trust issued by the Secretary of State, dated as of a recent date;

(c)	the Agreement and Declaration of Trust of the Trust, dated as of March 10, 2006, as amended by Amendment No. 1 to the Declaration of Trust, effective as of January 9, 2012, as further amended by Amendment No. 2 to the Declaration of Trust of the Trust, effective as of June 15, 2012, as further amended by the amendment to the Agreement and Declaration of Trust, effective as of March 14, 2018 (as amended, the “Declaration of Trust”);

(d)	the Bylaws of the Trust, dated March 10, 2006 (the “Bylaws”);

(e)	the Amendment No. 31 to the Registration Statement on Form N-2 (File Nos. 333-215796 and 811-21869), filed by the Trust with the U.S. Securities and Exchange Commission (the “Commission”) on December 19, 2017 (the

NexPoint Strategic Opportunities Fund

May 25, 2018

“December 2017 Registration Statement”) for the registration of up to $600,000,000 aggregate offering price of shares of the Trust’s common shares of beneficial interest, $0.001 par value per share (the “Shares”), the Amendment No. 32 to the Registration Statement on Form N-2 (File Nos. 333-215796 and 811-21869), filed by the Trust with Commission on March 23, 2018 (the “March 2018 Registration Statement”), and the Amendment No. 33 to the Registration Statement on Form N-2 (File Nos. 333-215796 and 811-21869), filed by the Trust with the Commission on April 16, 2018 (the “April 2018 Registration Statement” and, together with the December 2017 Registration Statement and the March 2018 Registration Statement, the “Registration Statement”) for the registration of subscription rights issuable to the Trust’s common shareholders of record (the “Rights”) for the purchase of up to 9,494,823 Shares (the “Rights Offering Shares” and, together with the Rights, the “Securities”);

(f)	excepts of the minutes of the meeting of the Board of Trustees (the “Trustees”) of the Trust on July 13, 2017, the action by written consent of a majority of the Trustees, dated December 18, 2017, excepts of the minutes of the meeting of the Trustees on February 26, 2018, the action by written consent of a majority of the Trustees, dated March 16, 2018, the action by written consent of a majority of the Trustees, dated May 4, 2018, and the action by written consent of a majority of the Trustees, dated May 25, 2018 (collectively, the “Resolutions”), each certified by an officer of the Trust; and

(g)	the certificate of an officer of the Trust, together with all exhibits attached thereto, certifying as to, among other things: (i) the Declaration of Trust, the Bylaws, the Certificate of Trust and the Resolutions; and (ii) certain other matters set forth therein.

For purposes of this opinion, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents referenced in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, and (iv) that each such document is in full force and effect and has not been modified, supplemented or otherwise amended, except as referenced herein.

NexPoint Strategic Opportunities Fund

May 25, 2018

For purposes of this opinion, we have assumed (i) that the Declaration of Trust and the Bylaws will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration of Trust, the Bylaws and the Certificate of Trust will be in full force and effect and will not be amended on or prior to the date of issuance of the Rights or the Rights Offering Shares, (ii) that the Trust is, becomes, or will become prior to or within 180 days of the first issuance of beneficial interests in the Trust, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §80a-1 et seq.), (iii) the due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) that each of the parties to the documents examined by us has and had the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) that the issuance, offer and sale of the Rights and the Rights Offering Shares from time to time and the final terms of and conditions of such issuance, offer and sale, including those relating to the price and amount of the Rights and the Rights Offering Shares to be issued, offered and sold, will be duly authorized and determined or otherwise established by proper action of the Trustees of the Trust in accordance with the Declaration of Trust, the Bylaws, the Certificate of Trust, the Resolutions and the Registration Statement, (viii) that the Rights and Rights Offering Shares shall be delivered to, and the agreed consideration for such Rights and Rights Offering Shares will be fully paid at the time of such delivery to the purchasers thereof, (ix) that the appropriate notation of the names and addresses of, the number of Rights and Rights Offering Shares held by, and the consideration paid by, the purchasers will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of the Rights and Right Offering Shares, (x) that none of the purchasers will be “Principal Shareholders” as defined in the Declaration of Trust, and (xii) that at the time of the issuance of the Rights and the Rights Offering Shares, the Trust is in good standing and there are no proceedings, pending or contemplated, for the merger, consolidation, conversion, dissolution, liquidation or termination of the Trust.

We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the law of the State of Delaware (excluding the securities laws of the State of Delaware) and reported judicial decisions interpreting the foregoing, and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

NexPoint Strategic Opportunities Fund

May 25, 2018

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § et seq. (the “Act”).

2.	The issuance of the Rights Offering Shares have been duly authorized by the Trust and, when issued and delivered by the Trust against payment of the consideration therefor as set forth in the Registration Statement, will be validly issued, fully paid and, subject to the following sentence, non-assessable. With respect to our opinion, we note that, pursuant to Section 3.8 of the Trust’s Agreement and Declaration of Trust, the Trustees of the Trust have the power to cause each Trust shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, shareholder servicing or similar agent, a pro rata amount as determined from time to time by the Trustees of the Trust, by setting off such charges due from such shareholder from declared but unpaid dividends or distributions owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional Rights Offering Shares which represents the outstanding amount of such charges due from such shareholder.

3.	The issuance of the Rights have been duly authorized by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Opinion” in the prospectus included therein. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Very truly yours,

SMITH, KATZENSTEIN & JENKINS LLP

By:	/s/ Roger D. Anderson
Name: Roger D. Anderson